                                 EXHIBIT 10.10

                                LOAN AGREEMENT
                                --------------


     This LOAN AGREEMENT is made and entered into by and between SUNWEST BANK OF ALBUQUERQUE, NATIONAL ASSOCIATION, a national banking association, hereinafter referred to as "Bank," and New Mexico Utilities, Inc., a New Mexico corporation, hereinafter referred to as "Borrower".

     For and in consideration of the mutual covenants, agreements and obligations herein contained, it is agreed as follows:

     1.  CREDIT.  Bank has agreed to furnish the following credit facilities
         ------
(the "Loans") to Borrower under the terms and conditions hereinafter set forth:
Note A: A revolving line of credit up to, but not exceeding, Two Million and No/100 Dollars ($2,000,000).
Note B: A revolving line of credit up to, but not exceeding, Five Hundred Thousand and 00/100 Dollars ($500,000).

     2.  LOANS.  The Loans shall be extended in varying amounts from time to
         -----
time as follows:

     (a) Coincident with the execution hereof, Borrower will execute separate promissory notes payable to Bank, the form and substance of which shall be acceptable to Bank, and which shall bear interest and be due and payable as follows:

         (i) The per annum interest on the outstanding principal balance (the "Interest Rate") shall be at a rate equal to one-half percent (0.5%) over the Chase

Manhattan Bank Prime Rate established from time to time by that Bank; the Interest Rate shall be adjusted coincident with any change in the rate and applied prospectively.

         (ii) Interest only on the outstanding principal balance shall be payable monthly. Payments shall be due and payable on the last day of the each month beginning on the first (1st) month following the date of the first advance and continuing until the principal balance with accrued interest shall be paid in full.

          (iii) The entire principal balance plus accrued interest shall be due and payable March 31, 1996 or upon demand in the event Borrower becomes in default under this Agreement.

     (b)  Payments shall be applied first to interest and the   balance, if
any, shall then be applied to reduce principal, however, if Borrower is not in default of this agreement, then at Bank's option payments may be applied to principal.

     3.   PURPOSE.  The proceeds of Note A shall be used only to pay for utility
          --------
system improvements. The proceeds of Note B shall be used for working capital purposes.
     4.  COLLATERAL.  The Loans are unsecured.
         ----------

     5.  GUARANTY.   The Loans shall be guaranteed by an Unlimited Continuing
         ---------
Guaranty of Southwest Water Company which shall be in form and substance acceptable to Bank, which guarantees payment of

Borrower's indebtedness evidenced by the Notes and which further guarantees Borrower's performance of the provisions of this Loan Agreement.

     6.  BORROWER'S REPRESENTATIONS AND WARRANTIES.  Borrower represents and
         -----------------------------------------
warrants to Bank, which representations and warranties shall survive the delivery of the Notes, that:
     (a) Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of New Mexico and has duly qualified as a foreign corporation to do business in all other jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary.
     (b) The Borrower has full power and authority and legal right to incur the obligations provided for in this Agreement, to execute and deliver, and to perform and observe the terms and provisions of this Agreement, the Notes, and any other agreements or documents referred to herein or contemplated hereby. Such agreements and documents constitute the legal valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

     (c)  The last financial statements of Borrower, which are   dated September
30, 1994, fully and accurately reflect the   financial condition of Borrower as
of the date hereof and no   material adverse change has since occurred in the
condition,   financial or otherwise, of Borrower.

     (d) To the best of Borrower's knowledge, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, threatened against or affecting Borrower, which involves the possibility of any judgment or liability which would materially and adversely affect the business or the assets of Borrower or Guarantors or the right of Borrower to carry on its business as now conducted; and no unusual or unduly burdensome restriction, restraint or hazard exists by contract, law or governmental regulation, other than by restrictions and obligations on and of Borrower to comply with requirements of the New Mexico Public Utilities Commission, relative to the business or properties of Borrower.

     7.  AFFIRMATIVE COVENANTS.  Borrower covenants and agrees that:
         ---------------------
     (a) Borrower will furnish or cause to be furnished to the Bank in form acceptable to Bank:
         (i) Within forty-five (45) days after the end of each quarter, an unaudited balance sheet of Borrower, an unaudited operating statement of Borrower (showing income, expenses and net income or loss), in form acceptable to Bank and such other financial information as Bank may require, all as of the end of the preceding quarter, and certified by a principal officer of Borrower as being true and correct and prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated;
     (ii) Within forty-five (45) days after Borrower's fiscal year end, copies of Borrower's budget and forecasts for the ensuing fiscal year;
     (iii) Within one hundred twenty (120) days after the end of Borrower's fiscal year end, audited balance sheet and income statements.
     (iv) Year end audited balance sheet and income statement, and related and customary schedules of Guarantor within one hundred twenty (120) days of the end of its fiscal year end.

      (v) Within forty-five (45) days after issuance, a copy of Guarantor's SEC Report Form 10-Q and 10-K and consolidating schedules for the Balance Sheet,Income Statement and reconcilement of equity accounts as of the period ending for which a Form 10-Q is issued.
   (b) Borrower will maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risk and contingencies and in such types and amounts as are acceptable to Bank.
   (c) Borrower will pay all fees incurred in connection with this Agreement and all transactions pursuant thereto, including, without limitation, the fees and expenses attributable to the preparation of all documentation, and all amendments thereto, and for necessary filings.
     (d) Borrower will upon the discovery of the existence of any event of default hereunder, immediately furnish Bank written notification thereof.
     (e) Borrower will keep accurate and complete records of its business operations and Bank shall have the right, at Borrower's expense and during normal working hours, without hindrance, to orderly inspect, audit, check and make abstracts of the records at intervals determined by Bank.

     (f) Borrower will provide Bank with written notification of all changes in the directors or officers of Borrower, which notification shall be given within ten (10) days of any such change.

     8.  NEGATIVE COVENANTS.  Borrower covenants and agrees with Bank that:
         ------------------
     (a) Borrower will not become a guarantor or surety to or for any other person, firm or corporation except in ordinary course of business without the prior written consent of Bank.
     (b) Borrower will not mortgage, pledge or otherwise encumber assets in any manner, nor allow any lien or encumbrance to be placed thereon without the prior written consent of Bank, except that the foregoing restrictions shall not apply to:

         (i) Liens for taxes, assessments and other governmental charges not yet due or being contested in good faith if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

         (ii) Liens of landlords, vendors, suppliers, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums not yet due or being contested in good faith if a reserve, as shall be required by generally accepted accounting principles, shall have been made therefor;

         (iii) Lien of First Mortgage Bonds, Series A, due March 12, 2002 in the amount of Two Million Dollars ($2,000,000) to Allstate Insurance Company.

     (c) Borrower will not, without the prior written consent of the Bank:

         (i) Amend its articles of incorporation in any way so as to adversely affect the rights of Bank;

         (ii) Consolidate or merge with or purchase all or a substantial part of the assets or capital stock of any corporation, firm, association or enterprise. However, purchases of all or a substantial part of the assets or the capital stock of any corporation, firm, association or enterprise aggregating less than One Million Dollars ($1,000,000) are not hereby restricted.

         (iii) Sell, lease or sell and lease-back or otherwise transfer all or substantially all of its assets;

         (iv) Engage in any material new or additional business line or activity.

     (d) Borrower will not permit its debt to tangible net worth ratio to be more than 4.0 to 1.0. The debt to net worth ratio will be calculated excluding amounts in the liability accounts on the Borrower's Balance Sheet entitled "Contributions in Aid of Construction", and "Deferred Revenue" regardless of how such amounts are titled on future Balance Sheets.

     (e) On December 31, 1995 and at each fiscal year end thereafter, Borrower will not permit its debt service ratio to be less than 1.20 to 1.0. The debt service ratio shall be calculated by taking earnings before interest, taxes, depreciation and amortization divided by principal and interest payments based on a ten (10) year amortization of First Mortgage Bond obligations, this commitment ($2,500,000), and other debt incurred, including obligations owed to Southwest Water Company, for which interest is to accrue. The interest rate to be considered in the amortization will be the rate in effect on the respective obligation effective at each fiscal year end.

     (f)  For purpose of paragraphs 7(d) and 7(e) all         measurements and
calculations shall be determined on the last day of Borrower's fiscal year end.
     (g) Borrower will not, unless approved in writing by Bank, pay any dividend that exceeds ninety percent (90%) of net income after taxes in any fiscal year.

     (h) Borrower will not make any other distributions or loans to any of its related entities without the prior written permission of the Bank, except Borrower may continue payment of management fees to Southwest Water Company, provided that the dollar amount of management fees paid in year 1995 and succeeding years may not exceed One hundred Fifty Percent (150%) of the amount actually paid in the prior year unless previously approved in writing by Bank.

     9.   EVENTS OF DEFAULT.  If any one or more of the following events of
          -----------------
default occurs and is continuing:
     (a) Default in the payment of any installment of principal of, or any interest on, any note executed and delivered pursuant to the terms of this Agreement or any renewal or extension thereof; or
     (b) Default in the due observance or performance of any negative covenant contained in this Agreement; or

     (c) Any warranty or representation made herein by Borrower to the Bank is untrue or misleading in any material respect as of the date such warranty or representation is made or any certificate, statement, or writing furnished by Borrower to the Bank is untrue in any material respect on the date as of which the fact set forth are stated or certified; or
     (d) Borrower discontinues its business; or
     (e) Borrower becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for, consents to or acquiesces in the appointment of a trustee or receiver for Borrower or any of its property; or, in the absence of such application, consent or acquiescence, proceedings for the appointment of a trustee or receiver for Borrower or for a substantial part of its property is authorized or instituted by or against Borrower; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted by or against Borrower; or provided that if any bankruptcy, receivership, liquidation or similar proceedings are instituted otherwise than by Borrower, such an occurrence will not constitute an event of default if such proceedings are dismissed within thirty (30) days of their commencement; or

     (f) A final money judgment (after appeal, if any, has been decided adversely to Borrower, or after the time to appeal therefrom shall have expired) shall be entered against Borrower and the same shall remain unsatisfied for more than thirty (30) days; or

     (g) A material adverse change in the financial condition of Borrower occurs which in the opinion of Bank affects the ability of Borrower to pay in accordance with its terms any note executed and delivered pursuant to the terms of this Agreement or any renewal or extension thereof; or

     (h) Default in the due observance or performance by Borrower of the Indenture of Mortgage dated February 14, 1992 securing First Mortgage Bonds, Series A due March 12, 2002; or

then in any such event of default, the Bank may, at its option, declare all indebtedness incurred hereunder immediately due and payable and the Bank shall be under no other or further obligation to make further advances under the terms of this Agreement. Upon such declaration, the Bank may then proceed to enforce payment or collection of said indebtedness and to exercise any or all of the rights and remedies afforded and provided for in this Agreement or in any note, security agreement or other document executed in connection with the loans to be made hereunder, anything in said documents to the contrary notwithstanding, or the Bank may pursue any other remedy available to it, whether in law or in equity. All of the above rights and remedies are cumulative, and no delay on the part of the Bank in exercising any right, power or privilege shall operate as a waiver of such rights, power or privilege, nor will the partial exercise thereof operate as a waiver of such right, power or privilege.

     10.  FUNDING.  Bank shall not be obligated to fund the Loans until (i) Bank
          -------
shall have received certified copies of resolutions of the Board of Directors of Borrower in form and substance satisfactory to the Bank authorizing the incurring of the indebtedness contemplated hereby; (ii) the execution and delivery of this Agreement and of the other instruments and agreements provided for herein to be executed and delivered by Borrower; (iii) all terms and conditions of Bank's commitment letter dated January 9, 1995 have been duly satisfied; and (iv) until all other terms and conditions of this Agreement and such other terms and conditions as Bank may reasonably require have been duly satisfied by Borrower.

     11.  MISCELLANEOUS COVENANTS.  Bank and Borrower covenant and agree that:
          -----------------------
     (a) A waiver of any breach of this Agreement shall not be considered as a waiver of any subsequent breach thereof, whether or not notice of such breach and of waiver of same has been given.

     (b) If any term or provision of this Agreement or the application thereof to any person, corporation, or under any circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to a person or corporation or under circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected hereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     (c) This Agreement supersedes and replaces all prior agreements between the parties hereto, and this Agreement shall not be amended or modified except by agreement in writing duly executed by parties affected thereby or as otherwise provided herein.
     (d) Bank shall have no obligation to extend or renew the credit facilities described herein, but if Bank shall renew or extend such credit facilities, the terms of this Loan Agreement shall govern all extensions and renewals of the credit facilities described herein.
     (e) The laws of the State of New Mexico shall govern the construction of this Agreement and the rights and duties of the parties.

     (f) Headings used in this Agreement are for the convenience of reference only and shall not be deemed to be part of this Loan Agreement for any purpose.

     (g) All notices given pursuant to this Agreement shall be in writing and shall be validly given when hand delivered, mailed by prepaid first class mail or transmitted by telefax

     (1) if to Bank, addressed to:

     Sunwest Bank of Albuquerque, National Association
     P.O. Box 25500
     Albuquerque, New Mexico  87125-0500
     Attention:  Commercial Loan Department
     Telefax # (505) 764-4178

     and (2) if to Borrower, addressed to:

     New Mexico Utilities, Inc.
     4700 Irving Blvd., N.W.
     Albuquerque, New Mexico  87114
     Attention: Mr. William C. Jasura, Vice President
     Telefax # (505) 898-6379

     and

     Southwest Water Company
     225 North Barranca Avenue, Suite 200
     West Covina, CA 91791-1605
     Attention:  Controller
     Telefax # (818) 915-1558

     (h) Borrower acknowledges that Borrower is aware of the provisions of the New Mexico statutes including Section 58-6-5 NMSA 1990 Repl. Pamp. which provide that a promise or commitment to loan money or to grant, extend or renew credit or any modification thereof is unenforceable unless in writing and signed by the Bank.

     (i) BORROWER AND BANK HEREBY WAIVE THE RIGHT TO A JURY TRIAL ON ANY
ISSUE ARISING OUT OF OR RELATING, DIRECTLY OR INDIRECTLY, TO THIS AGREEMENT, THE NOTE, THE GUARANTY, OR ANY DOCUMENT EXECUTED AND DELIVERED PURSUANT TO THIS AGREEMENT.

DATED: January 25, 1995.
       ----------    --

                              BORROWER:

                              NEW MEXICO UTILITIES, INC,
                              a New Mexico corporation



                              By:  /S/ ROBERT L. SWARTWOUT
                                   Robert L. Swartout,
                                   President

                              By:   /S/ WILLIAM C. JASURA
                                    William C. Jasura
                                    Vice President and
                                    Chief Financial Officer

                              GUARANTOR:

                              SOUTHWEST WATER COMPANY
                              a Delaware corporation

                              By:  /S/ DIANE CASTELLO PITTS
                              Diane Castello Pitts
                              Controller and Treasurer


                              LENDER:

                              SUNWEST BANK OF ALBUQUERQUE,
                                NATIONAL ASSOCIATION, a
                                national banking association



                              By:   /S/ DON K. PADGETT
                                    Don K. Padgett
                                    Vice President

                           PROMISSORY NOTE - NOTE A

SUNWEST BANK                             New Mexico Utilities, Inc.
of Albuquerque, N.A.                     A New Mexico Corporation

P.O. Box 25500
Albuquerque, NM  87125-5500
(505) 765-2211
"BANK"                        "BORROWER"

     FOR VALUE RECEIVED, Borrower promises to pay to the order of Bank, its successors and assigns at Albuquerque, New Mexico (or such other place as the Bank may designate) (i) the principal amount of Two Million and No/100 Dollars ($2,000,000.00), or so much thereof as is advanced; (ii) the fees and other charges as provided herein; and (iii) per annum interest on the outstanding principal balance from Date of Disbursement, until paid at the rate of 0.500% above the index rate for this loan which is Chase Manhattan Bank Prime, in effect from time to time, and which is published by Chase Manhattan Bank, N.A., with a minimum rate of N/A%. As of the date of this note, the index rate is 8.500%. Adjustments in the interest rate will be effective as announced and may increase or decrease the amount of the regular payments. If the index rate is discontinued then the interest rate shall be the rate being charged by Bank on similar loans.

Borrower agrees to pay as follows:

[X] Interest on the 28th day of every single month beginning February 28, 1995, and continuing until this Note is paid in full.

     This Loan is payable in full on March 31, 1996. Borrower must repay the outstanding principal balance of the loan and unpaid interest then due. The Bank is under no obligation to refinance the loan at that time.

     Borrower shall pay Bank a late charge of N/A% or N/A, whichever is less, of any installment not received by Bank within fifteen (15) days after the installment is due.

     All payments shall be applied first to reduce fees and charges other than interest, then to reduce interest, then to reduce principal.

[X] This is a multiple advance note. Borrower has received $0.00 and future principal advances are contemplated. No principal advances will be made after March 31, 1996. Repaying a part of the principal will entitle Borrower to additional advances unless an event of default has occurred, or the open-end feature has expired.

     Each of the following are events of default under this Note: (i) Failure to make a payment on time or in the amount due; (ii) Default under any agreement made in connection with or securing this Note; (iii) Borrower's default on any other agreement with Bank; (iv) Borrower's death, incompetency, bankruptcy or insolvency; (v) any written statement or financial information provided by Borrower is untrue or inaccurate; or (vi) any other event which reasonably causes Bank to be insecure about being repaid or about the adequacy of the security for this Note.

     Upon the occurrence of any event of default contained in this Note, the Bank may declare the principal amount, accrued interest thereon, and fees and other charges as provided in this Note immediately due and payable without notice or demand, refuse to make any further advances under this Note, enforce its rights under any document securing the indebtedness evidenced by this Note, set off the amount Borrower owes Bank against any funds on deposit with Bank, retain the proceeds of any checks, drafts, notes or other instruments or acceptances which it may hold or have in the process of collection for the account of any of the makers, endorsers and guarantors hereof and may apply such proceeds (together with any funds on deposit with Bank) to the payment of the indebtedness evidenced by this Note, and use any remedy available under state or federal law.

     No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any occasion shall not be construed as a bar to, or waiver of, any such right or remedy on any future occasion.

     Every maker, endorser and guarantor of this Note, or the indebtedness represented hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this note and assents to any extension or postponement of the time of payment or other indulgence, to the addition or release of any other party or person primarily or secondarily liable on this note or to the addition or release of any security interest or collateral securing this note.

     Any time this Note is placed in the hands of an attorney for collection, or to defend or enforce any of the Bank's rights hereunder, Borrower shall pay to the Bank its reasonable attorneys' fees, together with all court costs and other expenses.

     If no default exists hereunder, Borrower may prepay at any time, without premium or fee, the entire indebtedness or any part thereof evidenced by this Note and such prepayments shall be applied in the manner scheduled payments are applied unless Borrower directs Bank to apply such prepayment in reduction of the outstanding principal indebtedness. Partial prepayments shall not postpone the due date of any subsequent monthly installments or change the amount of such installments (other than the amount of interest) and shall not postpone the due date for payment of the indebtedness evidenced by this Note.

     Borrower has delivered and shall deliver to Bank within 120 days after the end of each annual accounting period of Borrower and at such other times as Bank may request, copies of its balance sheet, income statement, cash flow analysis, list of contingent liabilities and such other financial information as Bank may require, all in reasonable detail, and Borrower warrants and represents to

Bank that the financial information delivered, and to be delivered, is and will be true and correct in all material respects, prepared in accordance with generally accepted accounting principles, consistently applied throughout the period indicated, within a time and in a form acceptable to Bank.

     Borrower acknowledges that a contract, promise or commitment to loan money or to grant, extend or renew credit or any modification thereof, in an amount greater that Twenty-Five Thousand Dollars ($25,000), not primarily for personal, family or household purposes, made by a financial institution shall not be enforceable unless in writing and signed by the party to be charged or that party's authorized representative.

     This Note is being executed pursuant to a Business Loan Agreement ("Agreement") dated January 25, 1995, and to the extent the terms of this Note are inconsistent with the Agreement, the terms of the Agreement shall control.

This Note is secured by the following:

DATED this 25th day of January, 1995.

New Mexico Utilities, Inc.
A New Mexico Corporation


By: /S/WILLIAM C. JASURA                        By: /S/DIANE CASTELLO PITTS
William C. Jasura, V.P. Finance                 Diane Castello Pitts
and Chief Financial Officer                     Controller and Treasurer of
                                                Southwest Water Company

Borrower's Primary Business Address:            Borrower's Notice Address:
4700 Irving Blvd., N.W., Ste. 201               4700 Irving Blvd.,N.W.,Ste. 201
Albuquerque, NM  87114                          Albuquerque, NM  87114


Borrower's Telephone Number:                       TIN/SS#:  85-0205240
     (505) 898-2661

                           PROMISSORY NOTE - NOTE B

SUNWEST BANK                             New Mexico Utilities, Inc.
of Albuquerque, N.A.                     A New Mexico Corporation

P.O. Box 25500
Albuquerque, NM  87125-5500
(505) 765-2211
"BANK"                        "BORROWER"

     FOR VALUE RECEIVED, Borrower promises to pay to the order of Bank, its successors and assigns at Albuquerque, New Mexico (or such other place as the Bank may designate) (i) the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), or so much thereof as is advanced; (ii) the fees and other charges as provided herein; and (iii) per annum interest on the outstanding principal balance from Date of Disbursement, until paid at the rate of 0.500% above the index rate for this loan which is Chase Manhattan Bank Prime, in effect from time to time, and which is published by Chase Manhattan Bank, N.A., with a minimum rate of N/A%. As of the date of this note, the index rate is 8.500%. Adjustments in the interest rate will be effective as announced and may increase or decrease the amount of the regular payments. If the index rate is discontinued then the interest rate shall be the rate being charged by Bank on similar loans.

Borrower agrees to pay as follows:

[X] Interest on the 28th day of every single month beginning February 28, 1995, and continuing until this Note is paid in full.

     This Loan is payable in full on March 31, 1996. Borrower must repay the outstanding principal balance of the loan and unpaid interest then due. The Bank is under no obligation to refinance the loan at that time.

     Borrower shall pay Bank a late charge of N/A% or N/A, whichever is less, of any installment not received by Bank within fifteen (15) days after the installment is due.

     All payments shall be applied first to reduce fees and charges other than interest, then to reduce interest, then to reduce principal.

[X] This is a multiple advance note. Borrower has received $0.00 and future principal advances are contemplated. No principal advances will be made after March 31, 1996. Repaying a part of the principal will entitle Borrower to additional advances unless an event of default has occurred, or the open-end feature has expired.

     Each of the following are events of default under this Note: (i) Failure to make a payment on time or in the amount due; (ii) Default under any agreement made in connection with or securing this Note; (iii) Borrower's default on any other agreement with Bank; (iv) Borrower's death, incompetency, bankruptcy or insolvency; (v) any written statement or financial information provided by Borrower is untrue or inaccurate; or (vi) any other event which reasonably causes Bank to be insecure about being repaid or about the adequacy of the security for this Note.

     Upon the occurrence of any event of default contained in this Note, the Bank may declare the principal amount, accrued interest thereon, and fees and other charges as provided in this Note immediately due and payable without notice or demand, refuse to make any further advances under this Note, enforce its rights under any document securing the indebtedness evidenced by this Note, set off the amount Borrower owes Bank against any funds on deposit with Bank, retain the proceeds of any checks, drafts, notes or other instruments or acceptances which it may hold or have in the process of collection for the account of any of the makers, endorsers and guarantors hereof and may apply such proceeds (together with any funds on deposit with Bank) to the payment of the indebtedness evidenced by this Note, and use any remedy available under state or federal law.

     No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any occasion shall not be construed as a bar to, or waiver of, any such right or remedy on any future occasion.

     Every maker, endorser and guarantor of this Note, or the indebtedness represented hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this note and assents to any extension or postponement of the time of payment or other indulgence, to the addition or release of any other party or person primarily or secondarily liable on this note or to the addition or release of any security interest or collateral securing this note.

     Any time this Note is placed in the hands of an attorney for collection, or to defend or enforce any of the Bank's rights hereunder, Borrower shall pay to the Bank its reasonable attorneys' fees, together with all court costs and other expenses.

     If no default exists hereunder, Borrower may prepay at any time, without premium or fee, the entire indebtedness or any part thereof evidenced by this Note and such prepayments shall be applied in the manner scheduled payments are applied unless Borrower directs Bank to apply such prepayment in reduction of the outstanding principal indebtedness. Partial prepayments shall not postpone the due date of any subsequent monthly installments or change the amount of such installments (other than the amount of interest) and shall not postpone the due date for payment of the indebtedness evidenced by this Note.

     Borrower has delivered and shall deliver to Bank within 120 days after the end of each annual accounting period of Borrower and at such other times as Bank may request, copies of its balance sheet, income statement, cash flow analysis, list of contingent liabilities and such other financial information as Bank may require, all in reasonable detail, and Borrower warrants and represents to Bank that the financial information delivered, and to be delivered, is and will be true and correct in all material respects, prepared in accordance with generally accepted accounting principles, consistently applied throughout the period indicated, within a time and in a form acceptable to Bank.

     Borrower acknowledges that a contract, promise or commitment to loan money or to grant, extend or renew credit or any modification thereof, in an amount greater that Twenty-Five Thousand Dollars ($25,000), not primarily for personal, family or household purposes, made by a financial institution shall not be enforceable unless in writing and signed by the party to be charged or that party's authorized representative.

     This Note is being executed pursuant to a Business Loan Agreement ("Agreement") dated January 25, 1995, and to the extent the terms of this Note are inconsistent with the Agreement, the terms of the Agreement shall control.

This Note is secured by the following:

DATED this 25th day of January, 1995.

New Mexico Utilities, Inc.
A New Mexico Corporation


By: /S/WILLIAM C. JASURA                      By: /S/DIANE CASTELLO PITTS
William C. Jasura, V.P. Finance               Diane Castello Pitts
and Chief Financial Officer                   Controller and Treasurer of
                                              Southwest Water Company


Borrower's Primary Business Address:          Borrower's Notice Address:
4700 Irving Blvd., N.W., Ste. 201             4700 Irving Blvd.,N.W.,Ste. 201
Albuquerque, NM  87114                        Albuquerque, NM  87114


Borrower's Telephone Number:                  TIN/SS#:  85-0205240
     (505) 898-2661